Exhibit 99.1
FOR IMMEDIATE RELEASE

HC2 PORTFOLIO COMPANY AMERICAN NATURAL GAS
GAINS NATIONAL FOOTPRINT THROUGH ACQUISITIONS
OF QUESTAR FUELING COMPANY AND CONSTELLATION CNG

ANG Now Owns and Operates 40 CNG Stations Nationwide,
up From Two Fueling Stations at the Time of HC2’s Initial Investment in August 2014

New York, December 20, 2016 - HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company, announced today that American Natural Gas (ANG), a premier distributor of alternative motor fuels and a portfolio company of HC2, has acquired Questar Fueling Company, a subsidiary of Questar Corporation, and Constellation CNG, LLC, formerly a subsidiary of Constellation, in two separate transactions, which closed on December 16, 2016, and December 20, 2016, respectively.

As a result of the acquisitions ANG acquired 18 compressed natural gas (CNG) fueling stations, and now owns and operates approximately 40 fueling stations in 13 states across the United States, inclusive of stations in process and under development, up from only two stations at the time of HC2’s initial investment in ANG in August 2014. Financial terms of the two transactions were not disclosed.

“We are extremely pleased with the progress Drew West and the ANG team have made in dramatically expanding their portfolio of compressed natural gas fueling stations to become a truly national company,” said Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “With energy prices on the rise and sustainability efforts growing more critical, we believe there is a growing opportunity in this marketplace to further expand ANG’s footprint and to serve the needs of their current and future customers.”

“Our customers’ needs are driving our expansion,” said Drew West, Chief Executive Officer of ANG. “With a national footprint, ANG is situated better than ever to support fleets across the country in broader, more extensive adoptions of CNG. These strategic purchases align with our mission to expand our CNG network, extend the reach of alternative fuels, and continue to meet the needs of this growing industry.”

ANG acquired seven CNG stations in Indiana and Ohio via the acquisition of Constellation CNG, LLC, and 11 CNG stations in Arizona, Kansas, Texas, Utah, California, and Colorado through the acquisition of Questar Fueling Company.

Constellation CNG stations included:

•	2323 W. Pleasant Center Rd., Fort Wayne, IN 46819

•	2240 N. Michigan Ave., Greensburg, IN 47240

•	510 S. Post Rd., Indianapolis, IN 46239

•	290 Yost Dr., Lafayette, IN 47905

•	420 Steven’s Way, Seymour, IN 47274

•	2720 Needmore Rd., Dayton, OH 45414

•	5343 Distribution Dr., Findlay, OH 45840

Questar CNG stations included:

•	1001 South 65th Ave., Phoenix, AZ 85043

•	5625 Southwest Wenger St., Topeka, KS 66609

•	6580 Kansas Ave., Kansas City, KS 66111

•	650 East Centre Park Blvd., De Soto, TX 75115

•	4200 Duncanville Rd., Dallas, TX 75236

•	5800 Mesa Drive, Houston, TX 77028

•	5348 East Houston St., San Antonio, TX 78220

•	5260 West 2400 South, West Valley City, UT 84120

•	35750 Highway 58, Buttonwillow, CA 93206

•	10405 East 40th Ave., Denver, CO 80239

•	14512 Aliso Drive, Fontana, CA 92337 (under construction)

The purchase of Constellation CNG, LLC also included a parcel of land for the development of an eighth CNG station located at 1325 East Drinker Street in Dunmore, Pennsylvania.

Anchor tenants of the newly acquired stations from Questar include some of the nation’s largest fleets, such as Anheuser-Busch, Frito-Lay, Swift Transportation, Central Freight Lines, and many others. The 11 Questar stations are designed for medium and heavy-duty vehicles, but are also open to other fleets and members of the general public who drive natural gas-powered vehicles. Each station has between four and seven fueling lanes and either three or four compressors, guaranteeing consistent capacity and fuel pressure.

Through the acquisition of Questar, ANG also acquired a new state-of-the-art mobile fueling station. The powerful, self-contained system can be mounted to a trailer and transported wherever a client needs for temporary fueling or backup redundancy.

Over the next few months, ANG will be introducing technology and equipment upgrades to the acquired stations so customers can anticipate a smooth, reliable and improved fueling experience. Service at all stations will continue uninterrupted throughout the ownership transition. ANG will oversee operations with state-of-the-art 24-hour monitoring platforms and an expert on-call maintenance team.

Natural gas is the cleanest burning alternative fuel available that has the power to run heavy-duty vehicles. It is also quieter, safer, less expensive and abundant in America. Vehicles that run on natural gas generally emit 13 to 21 percent fewer greenhouse gas emissions than vehicles that run on gasoline, and overall costs to operate heavy-duty trucks on CNG are significantly less than running the same trucks on gasoline or diesel fuel.

About HC2

HC2 Holdings, Inc. HC2 Holdings, Inc. is a publicly traded (NYSE MKT:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York.

About American Natural Gas, LLC

At American Natural Gas (ANG) the future is within reach and we can bring you closer. Through our growing network of Compressed Natural Gas (CNG) stations for the transportation industry, we’re delivering opportunity to fleets across the country. Our team of highly-trained strategists, designers and operations professionals is changing perspectives and increasing potential as we improve the CNG experience and move the alternative fuel industry forward. ANG is an operating subsidiary of ¬HC2 Holdings, Inc. (NYSE MKT:HCHC). To learn more, visit www.americannaturalgas.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836